EXHIBIT 23A



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Form S-8 Registration Statement, of Micro Component Technology, Inc., of our report dated August 22, 1997, appearing in the Annual Report on Form 10-K of Micro Component Technology, Inc. for the year ended June 28, 1997.



/s/Deloitte & Touche LLP

Deloitte & Touche LLP

Minneapolis, Minnesota
October 7, 1997